FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                                   Daniel Briggs
                                  Vice President, Finance and Investor Relations
                                                                  (212) 907-6134

                                                           The BISYS Group, Inc.
                                                                     (NYSE: BSG)
                                                                   www.bisys.com

                 BISYS(R) REPORTS FISCAL SECOND QUARTER RESULTS

           -- REVENUES INCREASE SIX PERCENT TO RECORD $276 MILLION --

NEW YORK, N.Y. (JANUARY 26, 2005) -- BISYS, a leading provider of outsourcing solutions for the financial services sector, today reported the results of its fiscal second quarter ended December 31, 2004.

For the fiscal second quarter, BISYS reported net income of $21.9 million or $0.18 per diluted share, as compared to net income of $20.3 million or $0.17 per diluted share for the same period in fiscal 2004. Results for the fiscal 2005 second quarter include investment gains of $2.8 million or $0.02 per diluted share net of tax, and restructuring, impairment and other charges of $1.5 million or $0.01 per diluted share net of tax. Results for the fiscal second quarter of 2004 include restructuring charges of $1.4 million or $0.01 per diluted share net of tax. Excluding investment gains and restructuring charges, pro forma net income was $20.6 million or $0.17 per diluted share for the fiscal 2005 second quarter, as compared to $21.7 million or $0.18 per diluted share for the comparable fiscal 2004 quarter.

Revenues for the fiscal 2005 second quarter increased to $276 million, up six percent from $261 million in the same period last year. Net cash provided by operating activities was $59.0 million as compared to $58.8 million in the same period last year.

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BISYS reported net income of $43.6 million or $0.36 per diluted share for the six months ended December 31, 2004, as compared to net income of $26.2 million or $0.22 per diluted share for the six months ended December 31, 2003. Results for the six months ended December 31, 2004 include investment gains of $5.4 million or $0.04 per diluted share net of tax, and restructuring, impairment and other charges of $1.8 million or $0.01 per diluted share net of tax. Results for the six months ended December 31, 2003 include restructuring, impairment, and other charges of $14.5 million or $0.12 per diluted share net of tax, primarily related to the integration, consolidation, and reorganization of certain business operations, particularly in the Company's European Fund Services division and the Insurance Services group. Excluding investment gains and restructuring, impairment, and other charges, pro forma net income for the six months ended December 31, 2004 was $40.0 million or $0.33 per diluted share, as compared to pro forma net income of $40.6 million or $0.34 per diluted share for the same period last year. BISYS' six months revenues increased to $544.0 million, up nine percent over fiscal 2004 six months' revenues of $498.0 million.

BISYS President and CEO, Russell Fradin, said: "BISYS' financial results were in line with our expectations and consistent with our stated objectives for fiscal 2005 again this quarter. Our Investment Services and Insurance Services groups generated internal revenue growth of approximately 8% and 9% respectively, compared to the same quarater last fiscal year, while margins were stronger sequentially for both these groups. Although internal revenue in our Information Services group declined approximately 5% as the result of an acquisition-related client loss we experienced last year, the business performed well and consistent with our expectations. We also continued to generate solid cash flow in each of our businesses."

The Company has included the above pro forma information concerning investment gains and restructuring, impairment, and other charges to assist investors in analyzing BISYS' results of operations. The Company has elected to provide this information to enable investors to perform meaningful comparisons of past, present, and future operating results, and as a means to emphasize the results of core, ongoing operations.

ABOUT BISYS

The BISYS Group, Inc. (BSG) provides outsourcing solutions that enable investment firms, insurance companies, and banks to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its INVESTMENT SERVICES group provides administration and distribution

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services for mutual funds, hedge funds, private equity funds, retirement plans and other investment products. Through its INSURANCE SERVICES group, BISYS is the nation's largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. BISYS' INFORMATION SERVICES group provides industry-leading information processing, back-office operations, and imaged payment solutions to financial institutions and major corporations. Headquartered in New York, BISYS generates more than $1 billion in annual revenues worldwide. Additional information is available at www.bisys.com.

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

                                       ###

                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                         THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                            DECEMBER 31,                   DECEMBER 31,
                                                                      ------------------------       ------------------------
Statement of Operations Data:                                           2004           2003            2004           2003
                                                                      ---------      ---------       ---------      ---------
Revenues                                                              $ 276,338      $ 261,381       $ 544,467      $ 497,815
                                                                      ---------      ---------       ---------      ---------
Operating cost and expenses:
  Service and operating                                                 177,793        166,314         352,132        316,233
  Selling, general and administrative                                    55,460         49,397         106,940         95,526
  Amortization of intangible assets                                       6,987          6,693          14,137         12,499
  Restructuring, impairment and other charges                             2,350          2,151           2,838         14,775
                                                                      ---------      ---------       ---------      ---------
Total expenses                                                          242,590        224,555         476,047        439,033
                                                                      ---------      ---------       ---------      ---------

Operating earnings                                                       33,748         36,826          68,420         58,782

Interest income                                                             626            282           1,106            607
Interest expense                                                         (4,526)        (4,735)         (9,377)        (9,399)
Investment gains                                                          4,331             --           8,524             --
                                                                      ---------      ---------       ---------      ---------
Income before income taxes                                               34,179         32,373          68,673         49,990
Income taxes                                                             12,304         12,059          25,067         23,833
                                                                      ---------      ---------       ---------      ---------
Net income                                                            $  21,875      $  20,314       $  43,606      $  26,157
                                                                      =========      =========       =========      =========

Basic earnings per share                                              $    0.18      $    0.17       $    0.36      $    0.22

Diluted earnings per share                                            $    0.18      $    0.17       $    0.36      $    0.22

Weighted average shares outstanding                                     119,698        119,350         119,797        119,578

Weighted average equivalent shares outstanding                          120,561        120,091         120,507        120,730

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
                                                                          THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                             DECEMBER 31,                   DECEMBER 31,
                                                                      -------------------------      -------------------------
Pro forma:                                                               2004           2003            2004           2003
                                                                      ----------     ----------      ----------     ----------
Reported net income                                                   $   21,875     $   20,314      $   43,606     $   26,157
Subtract: Investment gains, net of tax                                    (2,772)            --          (5,414)            --
Add: Restructuring, impairment and other charges, net of tax               1,504          1,350           1,811         14,483
Pro forma net income                                                  $   20,607     $   21,664      $   40,003     $   40,640

Diluted earnings per share:
Reported net income                                                   $     0.18     $     0.17      $     0.36     $     0.22
Subtract: Investment gains, net of tax                                     (0.02)            --           (0.04)            --
Add: Restructuring, impairment and other charges, net of tax                0.01           0.01            0.01           0.12
Pro forma net income                                                  $     0.17     $     0.18      $     0.33     $     0.34

                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                                 (In thousands)

                                                                         THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                             DECEMBER 31,                   DECEMBER 31,
                                                                      -------------------------      -------------------------
Business Segment Data:                                                   2004           2003            2004           2003
                                                                      ----------     ----------      ----------     ----------
Revenues:
  Investment Services                                                 $ 149,195      $ 138,211       $ 298,630      $ 266,382
  Insurance Services                                                     73,323         66,488         139,959        122,666
  Information Services                                                   53,820         56,682         105,878        108,767
                                                                      ---------      ---------       ---------      ---------
    Total                                                             $ 276,338      $ 261,381       $ 544,467      $ 497,815
                                                                      =========      =========       =========      =========

Operating earnings (loss)*:
  Investment Services                                                 $  18,500      $  16,457       $  36,768      $  32,870
  Insurance Services                                                     14,275         13,841          26,266         24,301
  Information Services                                                   12,258         14,839          23,832         27,726
  Corporate                                                              (8,935)        (6,160)        (15,608)       (11,340)
                                                                      ---------      ---------       ---------      ---------
    Total                                                             $  36,098      $  38,977       $  71,258      $  73,557
                                                                      =========      =========       =========      =========

*     Excludes the impact of restructuring, impairment and other charges.

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
                                                                                    DECEMBER 31,      JUNE 30,
Balance Sheet Data:                                                                     2004            2004
                                                                                    ------------     ----------
Cash and cash equivalents                                                            $  144,606      $  139,872
Restricted cash                                                                          49,007          67,125
Accounts receivable, net                                                                100,121          96,385
Insurance premiums and commissions receivable, net                                      121,967          87,154
Total assets                                                                          1,598,461       1,612,240
Insurance premiums and commissions payable                                              148,170         126,173
Short-term borrowings                                                                        --          66,000
Long-term debt, including current maturities                                            400,000         400,000
Stockholders' equity                                                                    818,653         784,982

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
Other Financial Data:                                                    THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                            DECEMBER 31,                    DECEMBER 31,
                                                                      -------------------------      -------------------------
                                                                         2004          2003             2004           2003
                                                                      ----------     ----------      ----------     ----------
Capital expenditures                                                   $ 6,629        $ 7,315         $14,830        $16,802
Net cash provided by operating activities                              $58,960        $58,775         $78,309        $85,207
Effective tax rate, excluding impact of restructuring,
  impairment and other charges                                           36.00%         37.25%          36.49%         37.25%